Exhibit 99.1

Coinbase Announces Early Tender Results and an Increase in Consideration in Connection with Cash Tender Offer for Up to $150.0 Million Aggregate Purchase Price of its Outstanding 3.625% Senior Notes Due 2031

August 21, 2023

Remote-First-Company/SAN DIEGO—(BUSINESS WIRE)— Coinbase Global, Inc. (the “Company” or “Coinbase”) today announced the early tender results of its previously announced offer to purchase for cash (the “Tender Offer”) up to $150.0 million in aggregate purchase price (the “Maximum Tender Amount”), excluding accrued and unpaid interest, of its 3.625% Senior Notes due 2031 (the “Notes”).

The Company also announced that it has amended the terms of the Tender Offer to increase each of the Total Consideration and the Tender Consideration (as each term is defined in the Company’s offer to purchase, dated August 7, 2023 (the “Offer to Purchase”)) per $1,000 principal amount of Notes tendered and accepted for purchase pursuant to the Offer to Purchase to $675.00 (the “Amended Consideration”), which increase applies to all Notes that have been, or will be, tendered (and not validly withdrawn) and accepted for purchase (and, accordingly, to eliminate the Early Tender Premium (as defined in the Offer to Purchase)).

Certain information regarding the Notes and the Tender Offer, including (i) the Amended Consideration and (ii) the aggregate principal amount of Notes that was validly tendered as of 5:00 p.m., New York City time, on August 18, 2023 (the “Early Tender Time”), according to Global Bondholder Services Corporation, the tender and information agent for the Tender Offer (the “Tender and Information Agent”), is set forth in the table below:

Issuer	Title of Security	CUSIP Number/ ISIN (1)	Aggregate Principal Amount Outstanding (2)	Aggregate Principal Amount Tendered (2)	Aggregate Principal Amount Expected to be Accepted for Purchase (3)	Aggregate Amount to be Paid (4)	Amended Consideration (5)
Coinbase Global, Inc.	3.625% Senior Notes Due 2031	144A CUSIP/ISIN: 19260Q AD9 / US19260QAD97 Regulation S CUSIP/ISIN: U19328 AB6 / USU19328AB62	$1,000,000,000	$50,034,000	$50,034,000	$34,483,329	$675.00

(1)	CUSIP information is provided for the convenience of Holders (as defined below). No representation is made as to the correctness or accuracy of such numbers.
(2)	As of the Early Tender Time.
(3)

Subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase (as defined below), the Company anticipates that Notes tendered as of the Early Tender Time will be accepted for purchase in accordance with the terms of the Tender Offer, as amended, on August 22, 2023 (the “Early Settlement Date”). However, there can be no assurance that the conditions set forth in the Offer to Purchase will be satisfied or waived.

(4)	With respect to Notes accepted for purchase on the Early Settlement Date and inclusive of accrued and unpaid interest.
(5)	Per $1,000 principal amount of Notes validly tendered and accepted.

Withdrawal rights for the Tender Offer expired at 5:00 p.m., New York City time, on August 18, 2023. The Tender Offer will expire at 11:59 p.m., New York City time, on September 1, 2023 (such date, as may be extended, the “Expiration Time”).

Holders of Notes (“Holders”) who validly tendered and did not validly withdraw their Notes at or prior to the Early Tender Time are eligible to receive the Amended Consideration for the Notes accepted for purchase. Holders of Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the most recent interest payment date for the Notes up to, but not including, the Early Settlement Date.

The Company expects to pay for the Notes that were validly tendered at or prior to the Early Tender Time and that are accepted for purchase on the Early Settlement Date. No further action is required to be taken by Holders who have already validly tendered and not validly withdrawn their Notes in order to receive the Amended Consideration, plus accrued and unpaid interest, on the Early Settlement Date.

The amount of Notes that may be purchased in the Tender Offer is subject to the Maximum Tender Amount. Subject to the remaining capacity under the Maximum Tender Amount, and proration if applicable, Holders who validly tender Notes after the Early Tender Time but prior to or at the Expiration Time, and whose Notes are accepted for purchase, will be eligible to receive the Amended Consideration, plus accrued and unpaid interest. No tenders will be valid if submitted after the Expiration Time. Payment for the Notes that are validly tendered prior to or at the Expiration Time and that are accepted for purchase will be made on a date promptly following the Expiration Time, which is currently anticipated to be September 6, 2023, the second business day after the Expiration Time.

Except as described herein, other terms of the previously announced Tender Offer remain unchanged. Holders of Notes should read carefully and in its entirety the Offer to Purchase before deciding to tender or withdraw their Notes, as applicable.

The Company has engaged Citigroup Global Markets Inc. to serve as Dealer Manager for the Tender Offer. Questions regarding the Tender Offer should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll-free) and (212) 723-6106 (New York). Copies of documents relating to the Tender Offer may be obtained from the Tender and Information Agent at http://www.gbsc-usa.com/coin, or by telephone at (855) 654-2015 or (212) 430-3774.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. This press release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this press release. The Offer to Purchase contains important information which should be read carefully before any decision is made with respect to the Tender Offer.

Disclaimer

None of the Company, the Dealer Manager, the Tender and Information Agent or the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should or should not tender any Notes in response to the Tender Offer or expressing any opinion as to whether the terms of the Tender Offer are fair to any Holder. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. Please refer to the Offer to Purchase for a description of the offer terms, conditions, disclaimers and other information applicable to the Tender Offer.

About Coinbase

Coinbase is building the cryptoeconomy – a more fair, accessible, efficient, and transparent financial system enabled by crypto. The Company started in 2012 with the radical idea that anyone, anywhere, should be able to easily and securely send and receive Bitcoin. Today, Coinbase offers a trusted and easy-to-use platform for accessing the broader cryptoeconomy.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including, among other things, statements relating to the anticipated cash expenditure to consummate the Tender Offer, as well as the completion, timing and size of the Tender Offer. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks that could have an impact on any forward-looking statements contained herein. Forward-looking statements in this press release are based on the Company’s beliefs and assumptions and on information available to the Company’s management as of the date they are made. Investors should not place undue reliance on any such forward-looking statements. Except as may be required by law, the Company undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this press release.

Contacts:

Press: press@coinbase.com

Investors: investor@coinbase.com